Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

This Certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-KSB of Super Vision International, Inc. for the year ended December 31, 2004, each of the undersigned hereby certifies in his capacity as an officer of Super Vision International, Inc. that to such officer’s knowledge:

1. such Annual Report on Form 10-KSB of Super Vision International, Inc. for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in such Annual Report on Form 10-KSB of Super Vision International, Inc. for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Super Vision International, Inc.

SUPER VISION INTERNATIONAL, INC.

Dated: March 30, 2005	/s/ Brett M. Kingstone
Brett M. Kingstone, President and Chief Executive Officer

Dated: March 30, 2005	/s/ Danilo Regalado
Danilo Regalado Chief Operating Officer and Chief Financial Officer